FOR IMMEDIATE RELEASE:

NVIDIA Reports Financial Results for Fourth Quarter and Fiscal 2014
GPU business delivers across gaming, workstation, high-performance computing

•	Fiscal fourth quarter revenue of $1.14 billion.

•	Quarterly GAAP diluted EPS of $0.25, up from $0.20 in Q3; non-GAAP diluted EPS of $0.32, up from $0.26 in Q3.

•	Quarterly GAAP gross margin of 54.1 percent; non-GAAP gross margin of 53.8 percent.
SANTA CLARA, Calif.-Feb. 12, 2014-NVIDIA (NASDAQ: NVDA) today reported revenue for the fourth quarter of fiscal 2014, ended Jan. 26, 2014, of $1.14 billion, up 8.6 percent from $1.05 billion in the previous quarter.
GAAP earnings per diluted share for the quarter were $0.25, up 25 percent from $0.20 in the previous quarter. Non-GAAP earnings per diluted share for the quarter were $0.32, up 23 percent from $0.26 in the previous quarter.
“Quarterly revenue came in well above our outlook, driven by PC gaming, capping an outstanding year for our GPU business,” said Jen-Hsun Huang, president and chief executive officer of NVIDIA.  “Tesla and Quadro both achieved record annual revenue. GRID cloud technology is being evaluated at hundreds of large enterprises worldwide.  And Tegra K1 is disrupting the auto industry, paving the way to self-piloted cars.  The groundbreaking work we are doing in visual computing is expanding the opportunities for our GPUs.”
During the quarter, NVIDIA repurchased $37 million of stock and paid a dividend of $0.085 per share, equivalent to $48 million. During the year, NVIDIA returned $1.07 billion to shareholders - $887 million towards the repurchase of 62 million shares and dividend payments totaling $181 million. NVIDIA will pay its next quarterly cash dividend of $0.085 per share on Mar. 20, 2014, to all shareholders of record on Feb. 27, 2014.
Revenue for the full year was $4.13 billion. GAAP earnings per diluted share for the year were $0.74 and non-GAAP earnings per diluted share for the year were $0.99.

GAAP Quarterly Financial Comparison
(in millions except earnings per share)	Q4 FY14	Q3 FY14	Q4 FY13	Q/Q	Y/Y
Revenue	$1,144	$1,054	$1,107	up 9%	up 3%
Gross margin	54.1%	55.4%	52.9%	down 130 bps	up 120 bps
Operating expenses	$452	$443	$402	up 2%	up 13%
Net income	$147	$119	$174	up 24%	down 16%
Earnings per share	$0.25	$0.20	$0.28	up 25%	down 11%

Non-GAAP Quarterly Financial Comparison
(in millions except earnings per share)	Q4 FY14	Q3 FY14	Q4 FY13	Q/Q	Y/Y
Revenue	$1,144	$1,054	$1,107	up 9%	up 3%
Gross margin	53.8%	55.7%	53.2%	down 190 bps	up 60 bps
Operating expenses	$408	$405	$360	up 1%	up 13%
Net income	$187	$154	$215	up 22%	down 13%
Earnings per share	$0.32	$0.26	$0.35	up 23%	down 9%

Among highlights of the fourth quarter of fiscal 2014, NVIDIA:

•	Grew GeForce® GTX™ GPU revenue nearly 50 percent over the fourth quarter of fiscal 2013.

•	Launched Tegra®K1, NVIDIA’s next-generation mobile system-on-a-chip, extending the Kepler™ architecture across the company’s entire line of processors.

•	Demonstrated Denver, NVIDIA’s custom 64-bit ARM core inside Tegra K1. This was the first time Android had been shown running on 64-bit ARM.

•	Announced Audi is introducing a new Tegra-powered infotainment system, smart display and digital cockpit. Audi also announced it will use Tegra K1 to power its future piloted-driving initiatives.

•	Launched Tesla® K40, the world’s fastest accelerator for supercomputing and big data analytics.

•	Partnered with IBM to build supercomputers for the HPC community and accelerate enterprise data analytics applications with GPUs.

NVIDIA’s outlook for the first quarter of fiscal 2015 is as follows:

•	Revenue is expected to be $1.05 billion, plus or minus two percent.

•	GAAP and non-GAAP gross margins are expected to be approximately 54.2 percent and 54.5 percent, respectively.

•	GAAP operating expenses are expected to be approximately $454 million; non-GAAP operating expenses are expected to be approximately $413 million.

•
GAAP and non-GAAP tax rates for the first quarter and annual fiscal 2015 are both expected to be 20 percent, plus or minus one percent. If the U.S. R&D tax credit is renewed, the tax rate is expected to be 16 percent.

•	Capital expenditures are expected to be approximately $45 million for the first quarter of fiscal 2015.

CFO Commentary
Commentary on the quarter by Colette Kress, NVIDIA chief financial officer, is available at www.nvidia.com/ir.

Conference Call and Webcast Information
NVIDIA will conduct a conference call with analysts and investors to discuss its fourth quarter fiscal 2014 financial results and financial outlook today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). To listen to the call, please dial (212) 231-2922. A live webcast (listen-only mode) of the conference call will be accessible at the NVIDIA investor relations web site www.nvidia.com/ir and at www.streetevents.com. The webcast will be recorded and available for replay until the company's conference call to discuss its financial results for its first quarter fiscal 2015.

Non-GAAP Measures
To supplement NVIDIA’s Condensed Consolidated Statements of Operations and Condensed Consolidated Balance Sheets presented in accordance with GAAP, the company uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP interest and other income/expense, non-GAAP income tax expense, non-GAAP net income, non-GAAP net income, or earnings, per share, and free cash flow. In order for NVIDIA’s investors to be better able to compare its current results with those of previous periods, the company has shown a reconciliation of GAAP to non-GAAP financial measures. These reconciliations adjust the related GAAP financial measures to exclude stock-based compensation, legal settlements, a credit related to a weak die/packaging material set, acquisition-related costs, a contribution expense, other expenses, a gain on sale of a non-affiliated investment, interest expense related to amortization of debt discount, and the associated tax impact of these items, where applicable. Free cash flow is calculated as GAAP net cash provided by operating activities less purchases of property and equipment and intangible assets. NVIDIA believes the presentation of its non-GAAP financial measures enhances the user's overall understanding of the company’s historical financial performance. The presentation of the company’s non-GAAP financial measures is not meant to be considered in isolation or as a substitute for the company’s financial results prepared in accordance with GAAP, and our non-GAAP measures may be different from non-GAAP measures used by other companies.

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About NVIDIA
Since 1993, NVIDIA (NASDAQ: NVDA) has pioneered the art and science of visual computing. The company’s technologies are transforming a world of displays into a world of interactive discovery - for everyone from gamers to scientists, and consumers to enterprise customers. More information at http://nvidianews.nvidia.com and http://blogs.nvidia.com.

Certain statements in this press release including, but not limited to statements as to: the evaluation of GRID cloud technology; the effects of Tegra K1; the expansion of opportunities for the company’s GPUs; the company’s financial outlook for the first quarter of fiscal 2015; and the company’s tax rate for the first quarter and fiscal 2015 are forward-looking statements that are subject to risks and uncertainties that could cause results to be materially different than expectations. Important factors that could cause actual results to differ materially include: global economic conditions; our reliance on third parties to manufacture, assemble, package and test our products; the impact of technological development and competition; development of new products and technologies or enhancements to our existing product and technologies; market acceptance of our products or our partners’ products; design, manufacturing or software defects; changes in consumer preferences or demands; changes in industry standards and interfaces; unexpected loss of performance of our products or technologies when integrated into systems; as well as other factors detailed from time to time in the reports NVIDIA files with the Securities and Exchange Commission, or SEC, including its Form 10-Q for the fiscal period ended October 27, 2013. Copies of reports filed with the SEC are posted on the company’s website and are available from NVIDIA without charge. These forward-looking statements are not guarantees of future performance and speak only as of the date hereof, and, except as required by law, NVIDIA disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.

© 2014 NVIDIA Corporation. All rights reserved. NVIDIA, the NVIDIA logo, GeForce, GeForce GTX, Tegra, Tesla, NVIDIA GRID and Kepler are trademarks and/or registered trademarks of NVIDIA Corporation in the U.S. and/or other countries. Other company and product names may be trademarks of the respective companies with which they are associated. Features, pricing, availability, and specifications are subject to change without notice.

###

For further information, contact:

Chris Evenden	Robert Sherbin
Investor Relations	Corporate Communications
NVIDIA Corporation	NVIDIA Corporation
(408) 566-6616	(408) 566-5150
cevenden@nvidia.com	rsherbin@nvidia.com

NVIDIA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	January 26,	January 27,	January 26,	January 27,
	2014	2013	2014	2013

Revenue	$ 1,144,218	$ 1,106,902	$ 4,130,162	$ 4,280,159
Cost of revenue	524,976	521,300	1,862,399	2,053,816
Gross profit	619,242	585,602	2,267,763	2,226,343
Operating expenses
Research and development	336,641	298,007	1,335,834	1,147,282
Sales, general and administrative	115,677	104,022	435,702	430,822
Total operating expenses	452,318	402,029	1,771,536	1,578,104
Operating income	166,924	183,573	496,227	648,239
Interest income	4,156	4,693	17,119	19,908
Interest expense	(7,935)	(880)	(10,443)	(3,294)
Other income (expense), net	5,743	(1,278)	7,351	(2,814)
Income before income tax expense	168,888	186,108	510,254	662,039
Income tax expense	21,971	12,135	70,264	99,503
Net income	$ 146,917	$ 173,973	$ 439,990	$ 562,536

Basic net income per share	$ 0.26	$ 0.28	$ 0.75	$ 0.91
Diluted net income per share	$ 0.25	$ 0.28	$ 0.74	$ 0.90

Shares used in basic per share computation	568,483	620,169	587,893	619,324
Shares used in diluted per share computation	577,356	622,018	594,517	624,957

NVIDIA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	January 26,	January 27,
	2014	2013
ASSETS

Current assets:
Cash, cash equivalents and marketable securities	$ 4,671,810	$ 3,727,883
Accounts receivable, net	426,357	454,252
Inventories	387,765	412,467
Prepaid expenses and other current assets	138,779	180,656
Total current assets	5,624,711	4,775,258

Property and equipment, net	582,740	576,144
Goodwill	643,179	641,030
Intangible assets, net	296,012	312,332
Other assets	104,252	107,481
Total assets	$ 7,250,894	$ 6,412,245

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$ 324,391	$ 356,428
Accrued liabilities and other current liabilities	621,105	619,795
Total current liabilities	945,496	976,223

Long-term debt	1,356,375	—
Other long-term liabilities	475,125	589,321
Capital lease obligations, long-term	17,500	18,998
Stockholders' equity	4,456,398	4,827,703
Total liabilities and stockholders' equity	$ 7,250,894	$ 6,412,245

NVIDIA CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	January 26,	October 27,	January 27,	January 26,	January 27,
	2014	2013	2013	2014	2013

GAAP gross profit	$619,242	$584,415	$585,602	$2,267,763	$2,226,343
GAAP gross margin	54.1%	55.4%	52.9%	54.9%	52.0%
Stock-based compensation expense included in cost of revenue (A)	2,777	3,090	2,826	10,688	10,490
Legal settlement	1,450	—	—	3,740	—
Credit from a weak die/packaging material set (B)	(7,782)	—	—	(7,782)	—
Non-GAAP gross profit	$615,687	$587,505	$588,428	$2,274,409	$2,236,833
Non-GAAP gross margin	53.8%	55.7%	53.2%	55.1%	52.3%

GAAP operating expenses	$452,318	$443,427	$402,029	$1,771,536	$1,578,104
Stock-based compensation expense included in operating expense (A)	(33,427)	(31,209)	(32,943)	(125,607)	(126,172)
Acquisition-related costs (C)	(9,250)	(4,577)	(8,698)	(31,652)	(36,138)
Contribution expense (D)	—	—	—	—	(20,127)
Other expense (E)	(1,845)	(2,235)	—	(4,080)	—
Non-GAAP operating expenses	$407,796	$405,406	$360,388	$1,610,197	$1,395,667

GAAP interest and other income/expense, net	$1,964	$496	$2,535	$14,027	$13,800
Gain on sale of a non-affiliated investment	(3,074)	—	—	(3,074)	—
Interest expense related to amortization of debt discount	4,600	—	—	4,600	—
Non-GAAP interest and other income/expense, net	$3,490	$496	$2,535	$15,553	$13,800

GAAP net income	$146,917	$118,734	$173,973	$439,990	$562,536
Total pre-tax impact of non-GAAP adjustments	42,493	41,111	44,467	169,511	192,927
Income tax impact of non-GAAP adjustments	(1,924)	(6,055)	(3,507)	(21,094)	(27,090)
Non-GAAP net income	$187,486	$153,790	$214,933	$588,407	$728,373

Diluted net income per share
GAAP	$0.25	$0.20	$0.28	$0.74	$0.90
Non-GAAP	$0.32	$0.26	$0.35	$0.99	$1.17

Shares used in diluted net income per share computation	577,356	588,752	622,018	594,517	624,957

Metrics:
GAAP net cash flow provided by operating activities	$400,712	$162,315	$451,009	$835,146	$824,172
Purchase of property and equipment and intangible assets	(66,374)	(38,159)	(47,758)	(255,186)	(183,309)
Free cash flow	$334,338	$124,156	$403,251	$579,960	$640,863

(A) Excludes stock-based compensation as follows:
	Three Months Ended			Twelve Months Ended
	January 26,	October 27,	January 27,	January 26,	January 27,
	2014	2013	2013	2014	2013
Cost of revenue	$2,777	$3,090	$2,826	$10,688	$10,490
Research and development	$21,548	$20,902	$22,009	$82,940	$82,157
Sales, general and administrative	$11,879	$10,307	$10,934	$42,667	$44,015

(B) Release of the remaining warranty reserve related to a weak die/packaging material set, as of January 26, 2014.

(C) Consists of amortization of acquisition-related intangible assets, transaction costs, compensation charges, and other credits related to acquisitions.

(D) Net present value of a $25 million charitable contribution pledged on June 12, 2012 to Stanford Hospital and Clinic, payable over ten years.

(E) Includes intangible asset write-off, restructuring charge, and legal settlement costs, net of credits.

NVIDIA CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP OUTLOOK

Q1 FY2015 Outlook
GAAP gross margin	54.2%
Impact of stock-based compensation	0.3%
Non-GAAP gross margin	54.5%

Q1 FY2015 Outlook
(In millions)

GAAP operating expenses	$ 454
Stock-based compensation expense and acquisition-related costs	(41)
Non-GAAP operating expenses	$ 413